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                                                                   EXHIBIT 21




                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------



                                            State of
   Name                                   Incorporation            % Owned
   ----                                   -------------            -------


Donlar Pharmaceutical Corporation           Illinois                 90%